Exhibit 10.11.4

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Agreement”) dated as of October 9, 2007, is made by and among WALTER INDUSTRIES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of October 3, 2005 (as amended by Amendment No. 1 to Credit Agreement dated as of January 24, 2006, as further amended by Amendment No. 2 to Credit Agreement and Waiver dated as of February 14, 2006, as further amended by Amendment No. 3 to Credit Agreement dated as of September 14, 2006, as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a term loan facility and a revolving credit facility, including a letter of credit facility and a swing line facility; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain terms of the Credit Agreement, which the Administrative Agent and the Lenders party hereto are willing to do on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, Section 8.12(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following in lieu thereof:

“(d)         Capital Expenditures. Make or become legally obligated to make Consolidated Capital Expenditures in the aggregate for the Borrower and its Non-Mueller Subsidiaries during each fiscal year set forth below, in an amount in excess of the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2006	$160,000,000
2007	$160,000,000
2008	$150,000,000
2009	$95,000,000
2010 and each fiscal year thereafter	$80,000,000

provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, up to $15,000,000 of any amount set forth above, if not expended in the fiscal year for which it is permitted above (but excluding in that calculation any amount carried forward from a prior fiscal year), may be carried over for expenditure in the next following fiscal year.”

2.             Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendment to the Credit Agreement provided in Paragraph 1 hereof are subject to the satisfaction of each the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following fees, documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)            counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of four (4) original signature pages by each Person party hereto unless waived by the Administrative Agent; and

(ii)           such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b)           All fees and expenses payable to the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.             Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendment and other matters set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party  (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendment contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

4.             Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The representations and warranties made by the Borrower in Article VI of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)           The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(c)           This Agreement has been duly authorized, executed and delivered by the Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties; and

(d)           After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

5.             Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

6.             Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.             Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.

9.             Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.           References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.

[Signature pages omitted]